UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on April 25, 2014, at which the following persons were elected to the Board of Directors by a vote of shareholders, by the votes and for the terms indicated:

	Vote
Director	For	Against	Abstain	Term Ending

William W. Crouch	113,843,432	5,791,103	79,447	2015
Catherine A. Halligan	118,382,316	1,097,757	233,909	2015
Angus L. Macdonald	111,914,322	7,562,058	237,602	2015
Cathy Stauffer	118,381,633	1,097,539	234,810	2015
Andrew C. Teich	116,867,509	2,769,636	76,837	2015

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the following votes:

For	Against	Abstain

122,123,652	4,796,298	698,901

The proposal to approve the amendment to the Company’s 2011 Stock Incentive Plan to increase the number of shares reserved under the 2011 Stock Incentive Plan by 5,000,000 shares was approved by the following votes:

For	Against	Abstain

105,553,009	14,069,639	91,334

The proposal to approve, on an advisory basis, the Company’s executive compensation was approved by the following votes:

For	Against	Abstain

102,344,503	17,237,096	132,383

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 30, 2014.

FLIR SYSTEMS, INC.
(Registrant)

By      /s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and
Chief Financial Officer